Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-136868, No. 333-183298, No. 333-200037 and No. 333-258678) on Form S-8 of our report dated June 25, 2025, with respect to the consolidated financial statements of Crown Crafts, Inc.

/s/ KPMG LLP

Baton Rouge, Louisiana

June 25, 2025